Exhibit 10.3

ADMINISTRATIVE SERVICES AGREEMENT

dated as of February 4, 2019

between

NEW FORTRESS INTERMEDIATE LLC

and

FIG LLC

i

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT, is made as of February 4, 2019 by and between NEW FORTRESS INTERMEDIATE LLC, a Delaware limited liability company (the “Company”), and FIG LLC, a Delaware limited liability company (together with its permitted assignees, the “Provider”).

WITNESSETH:

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of or available to the Provider and to have the Provider undertake the duties and responsibilities hereinafter set forth, on behalf of the Company, as provided in this Agreement; and

WHEREAS, the Provider desires to provide the services of certain of its employees, consultants or other agents to the Company to assist in managing the Company’s business and provide advisory, transactional, operations and construction, permitting and development, gas supply, new business procurement and development, marine activities, corporate finance, legal, risk management, tax and accounting services to the Company or such other services as the parties shall otherwise agree (collectively, the “Administrative Services”) and the Company desires to engage the Provider to provide said Administrative Services and to set forth the terms and conditions applicable to such Administrative Services;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1	DEFINITIONS.
The following terms have the meanings assigned to them:

(a)          “Administrative Services” has the meaning set forth in the recitals.

(b)          “Agreement” means this Administrative Services Agreement, as amended from time to time.

(c)          “Board of Directors” means the Board of Directors of New Fortress Energy LLC, the sole managing member of the Company.

(d)          “Company” has the meaning set forth in the introductory paragraph.

(e)          “Delaware Courts” has the meaning set forth in Section 15 hereof.

(f)          “Governing Instruments” means, with regard to any entity, the certificate or articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate or articles of formation and the operating agreement in the case of a limited liability company, or, for any other type of entity, comparable governing documents.

(g)          “Indemnified Party” has the meaning set forth in Section 7(a) hereof.

(h)          “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority, or other entity, and shall include any successor (by merger or otherwise) of such entity.

(i)          “Provider” has the meaning set forth in the introductory paragraph.

(j)           “Subsidiary” with respect to any Person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

SECTION 2	SERVICES.
(a)          The Company hereby appoints the Provider and the Provider hereby agrees to provide such Administrative Services, upon the terms and conditions of this Agreement, to the Company and its Subsidiaries as the Board of Directors shall reasonably request by way of written notice to the Provider, which notice shall specify the Administrative Services requested and shall include all background material necessary for the Provider to complete such services.

(b)          The Provider, in its capacity as provider of the Administrative Services, at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Provider hereby.

(c)          The Provider may enter into agreements with other parties, including its affiliates, to provide the Administrative Services, provided, that any such agreements entered into with affiliates of the Provider shall (i) be on terms that are substantially consistent in all material respects with the terms that could have been obtained in a comparable transaction by the Company with an unrelated Person and (ii) not relieve the Provider of its obligations hereunder.

(d)          The Provider may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, tax counsel, appraisers, insurers, brokers or business developers, transfer agents, registrars, developers, investment banks, financial advisors, underwriters, asset managers, banks and other lenders and others as the Provider deems necessary or advisable in connection with the Administrative Services provided hereby. Notwithstanding anything contained herein to the contrary, the Provider shall have the right to cause any such services to be rendered by its employees or affiliates (which, for the avoidance of doubt, includes any employees, consultants or agents or any affiliate of the Provider). The Company shall pay or reimburse the Provider or its affiliates performing such services for the out-of-pocket cost thereof; provided, that such costs and reimbursements are substantially consistent in all material respects with those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements with an unrelated Person.

(e)          In providing Administrative Services, the Provider shall be (i) entitled to rely reasonably on qualified experts hired by the Provider and (ii) fully protected in relying in good faith on the records of the Company and upon reports, opinions, and other information provided by officers of the Company and other Persons employed or engaged by the Company as to matters the Provider reasonably believes are within such other Person’s professional or expert competence.

SECTION 3	DEVOTION OF TIME; ADDITIONAL ACTIVITIES.
(a)          The Provider shall devote such time and efforts to the performance of the Administrative Services as the Provider deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Provider on a weekly, monthly, annual or other basis. The Company shall not have any right to dictate or direct the details of the services rendered hereunder. The Provider shall perform all services to be provided hereunder as an independent contractor to the Company.

(b)          Nothing herein shall prevent the Provider or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other Person, including investment in, or advisory service to others investing in, the liquid natural gas business.

(c)          Managers, members, partners, officers, employees and agents of the Provider or affiliates of the Provider may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such Persons shall use their respective titles in the Company.

SECTION 4	CONFIDENTIALITY
The Provider shall keep confidential any and all non-public information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to any Person, except to (i) its affiliates, members, officers, directors, employees, agents, representatives, subcontractors or advisors who have a need to know such information in order to carry out their duties to the Company and who have a duty to the Provider or to the Company to keep such information confidential, (ii) to appraisers, financing sources and others in the ordinary course of the Provider’s business for the purpose of rendering services hereunder, provided that such Persons agree to keep such information confidential, (iii) in connection with any governmental or regulatory requests of the Provider and any of its affiliates, members, officers, directors, employees, agents, representatives, subcontractors or advisors, (iv) as required by applicable law or regulation or (v) with the prior written consent of the Board of Directors.

SECTION 5	COMPENSATION.
Unless and until otherwise agreed between the Company and the Provider, during the term of this Agreement (as the same may be extended from time to time), the Provider will not receive any service fee from the Company. If the Company and the Provider agree at a later time to include a service fee in the terms of this Agreement, such service fee will be negotiated between the Company and the Provider in good faith.

SECTION 6	EXPENSES OF THE COMPANY.
Unless otherwise agreed by the Provider, the Company shall pay all of its expenses and shall promptly reimburse the Provider or (for the avoidance of doubt) its affiliates for documented expenses of the Provider or its affiliates incurred on its behalf or in connection with the Administrative Services provided hereunder, including any expenses incurred prior to the date of this Agreement.

SECTION 7	LIMITS OF PROVIDER RESPONSIBILITY; INDEMNIFICATION.
(a)          The Company shall (i) indemnify and hold harmless the Provider and each of its affiliates, and each of their respective equityholders, directors, officers, employees, sub-advisors, agents and controlling Persons and each of their respective affiliates (collectively, the “Indemnified Parties”), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of this Agreement, the Administrative Services or any other advice or services contemplated by this Agreement or the engagement of the Provider pursuant to, and the performance by any Indemnified Party of the Administrative Services contemplated by, this Agreement and (ii) pay in advance of the final disposition of any pending or threatened claim or any action or proceeding to, or reimburse, each Indemnified Party all costs and expenses (including reasonable attorney’s fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any such pending or threatened claim or any such action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability. Notwithstanding the preceding sentence, the Company shall not be liable to an Indemnified Party pursuant to this Section 7(a) to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s willful misconduct or fraud. An Indemnified Party shall repay to the Company all amounts advanced to such Indemnified Party if it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder.

(b)          The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, any member or any other Person related to or arising out of this Agreement, the Administrative Services or any other advice or services contemplated by this Agreement or the engagement of the Provider pursuant to, and the performance by any Indemnified Party of the Administrative Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s willful misconduct or fraud.

(c)          The Provider shall, to the full extent lawful, reimburse, indemnify and hold the Company, its equityholders, directors, officers, employees and controlling Persons, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) to the extent that such expense, loss, damage, liability, demand, charge or claim is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Provider’s willful misconduct or fraud.

SECTION 8	NO PARTNERSHIP OR JOINT VENTURE.
Nothing in this Agreement shall be construed to make the Company and the Provider partners or joint venturers or impose any liability as such on either of them.

SECTION 9	TERMINATION.
(a)          This Agreement may be terminated at any time by (i) written agreement of the Company and the Provider or (ii) by either the Company or the Provider, upon 60 days’ prior written notice to the other party and this Agreement shall terminate upon the expiration of such 60 day period unless the parties shall otherwise agree.

(b)          If this Agreement is terminated pursuant to this Section 9, such termination shall be without any further liability or obligation of either party to the other. In addition, Section 7 of this Agreement shall survive termination of this Agreement.

SECTION 10	ASSIGNMENT.
Neither of the parties hereto shall have the right to assign this Agreement without the prior written consent of the other party; provided, that no consent of the Company shall be required in the case of an assignment by the Provider to an entity whose day-to-day business and operations are managed or supervised by Mr. Wesley R. Edens or individuals under Mr. Eden’s supervision.

SECTION 11	NOTICES.
All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail, electronic mail or by facsimile transmission (with immediate telephonic confirmation thereafter),

(a)                If to the Company:

      New Fortress Intermediate LLC
      c/o New Fortress Energy LLC
      111 W. 19th Street, 8th Floor
      New York, New York 10111
      Attention:  Christopher Guinta
      E-mail:      cguinta@newfortressenergy.com

 (b)                If to the Provider:

      FIG LLC
     1345 Avenue of the Americas
      46th Floor
      New York, New York 10105
      Attention:  David Brooks
      E-mail:      dbrooks@fortress.com

or at such other address as the Company or the Provider each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered (i) upon receipt of such notice if delivered personally, (ii) upon receipt of facsimile confirmation if transmitted by facsimile, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid, or (iv) if delivered by electronic or any other means, when delivered to the address specified pursuant to this Section 11.

SECTION 12	BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 13	ENTIRE AGREEMENT.
This Agreement, as in effect on the date hereof and as may be amended, restated, modified or supplemented from time to time, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them. No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or the acquiescing party has knowledge of the nature of the performance and an opportunity for objection. No waiver of any terms or conditions of this Agreement in one instance shall operate as a waiver of any other term or condition or as a waiver in any other instance.

SECTION 14	GOVERNING LAW; SEVERABILITY.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to be substituted with terms and provisions as closely equivalent to such invalid or unenforceable terms or provisions as permissible under applicable law. If it shall be determined by a court of competent jurisdiction that any provision of this Agreement is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make such provisions as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

SECTION 15	JURISDICTION; WAIVER OF JURY TRIAL
Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement, must be brought against any of the parties in the Court of Chancery of the State of Delaware or, in the event that such court does not have subject matter jurisdiction, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”), and each party irrevocably submits to the exclusive jurisdiction of the Delaware Courts and hereby consents to service of process in any such action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 11. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue in any such action or proceeding in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

SECTION 16	NO IMPLIED WAIVERS.
No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 17	HEADINGS.
Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

SECTION 18	COUNTERPARTS; EFFECTIVENESS.
This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

SECTION 19	GENDER.
Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

NEW FORTRESS INTERMEDIATE LLC, a Delaware limited liability company

By:	New Fortress Energy LLC, its sole managing member

By:	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer

PROVIDER:

FIG LLC, a Delaware limited liability company

By:	/s/ Randal A. Nardone
Name: Randal A. Nardone
Title: Chief Executive Officer

[Signature Page to Administrative Services Agreement]